Exhibit 10.1

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of                         , 2004 (the “Effective Date”), by and between PORTALPLAYER, INC., a Delaware corporation (the “Company”), and                          (“Indemnitee”).

RECITALS

A. Indemnitee is either a member of the board of directors of the Company (the “Board of Directors”) or an officer of the Company, or both, and in such capacity or capacities, or otherwise as an Agent (as hereinafter defined) of the Company, is performing a valuable service for the Company.

B. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be indemnified as herein provided.

C. It is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the indemnity provided herein.

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee continuing to serve the Company as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve (a) as a director or an officer of the Company, or both, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation and bylaws of the Company, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee’s position, or (b) as an Agent of the Company. Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting, the Company. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Indemnification. Subject to the limitations set forth herein and in Section 7 hereof, the Company hereby agrees to indemnify Indemnitee as follows:

The Company shall, with respect to any Proceeding (as hereinafter defined) associated with Indemnitee’s being an Agent of the Company, indemnify Indemnitee to the fullest extent permitted by applicable law and the Certificate of Incorporation of the Company in effect on the date hereof or as such law or Certificate of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the law or Certificate of Incorporation permitted the Company to provide before such amendment). The right to indemnification conferred herein and in the Certificate of Incorporation shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company as an Agent and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 2, the Company will indemnify Indemnitee to the full extent permitted by law if and wherever Indemnitee is or was a party or is threatened to be made a party to any Proceeding, including any Proceeding brought by or in the right of the Company, by reason of the fact that Indemnitee is or was an Agent or by reason of anything done or not done by Indemnitee in such capacity, against Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 3 and 9 below. Notwithstanding the foregoing, the Company shall be required to indemnify Indemnitee in connection with a Proceeding commenced by

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement) only if the commencement of such Proceeding was authorized by the Board of Directors.

3. Advancement of Expenses. All reasonable Expenses incurred by or on behalf of Indemnitee (including costs of enforcement of this Agreement) shall be advanced from time to time by the Company to Indemnitee within thirty (30) days after the receipt by the Company of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to be indemnified for such Expenses), including, without limitation, any Proceeding brought by or in the right of the Company. The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. In the event that such written request shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary. By execution of this Agreement, Indemnitee shall be deemed to have made whatever undertaking as may be required by law at the time of any advancement of Expenses with respect to repayment to the Company of such Expenses. In the event that the Company shall breach its obligation to advance Expenses under this Section 3, the parties hereto agree that Indemnitee’s remedies available at law would not be adequate and that Indemnitee would be entitled to specific performance.

4. Surety Bond.

(a) In order to secure the obligations of the Company to indemnify and advance Expenses to Indemnitee pursuant to this Agreement, the Company shall obtain at the time of any Change in Control (as hereinafter defined) a surety bond (the “Bond”). The Bond shall be in an appropriate amount not less than one million dollars ($1,000,000), shall be issued by a commercial insurance company or other financial institution headquartered in the United States having assets in excess of $10 billion and capital according to its most recent published reports equal to or greater than the then applicable minimum capital standards promulgated by such entity’s primary federal regulator and shall contain terms and conditions reasonably acceptable to Indemnitee. The Bond shall provide that Indemnitee may from time to time file a claim for payment under the Bond, upon written certification by Indemnitee to the issuer of the Bond that (i) Indemnitee has made written request upon the Company for an amount not less than the amount Indemnitee is drawing under the Bond and that the Company has failed or refused to provide Indemnitee with such amount in full within thirty (30) days after receipt of the request, and (ii) Indemnitee believes that he or she is entitled under the terms of this Agreement to the amount that Indemnitee is drawing upon under the Bond. The issuance of the Bond shall not in any way diminish the Company’s obligation to indemnify Indemnitee against Expenses and Liabilities to the full extent required by this Agreement.

(b) Once the Company has obtained the Bond, the Company shall maintain and renew the Bond or a substitute Bond meeting the criteria of Section 4(a) during the term of this Agreement so that the Bond shall have an initial term of five (5) years, be renewed for successive five-year terms, and always have at least one (1) year of its term remaining.

5. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitee, establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder. If the person or persons so empowered to make a determination pursuant to Section 6 hereof shall have failed to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Company to determine Indemnitee’s entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

6. Procedure for Determination of Entitlement to Indemnification.

(a) Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Company. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. In any event, Indemnitee shall submit Indemnitee’s claim for indemnification within a reasonable time, not to exceed five (5) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final determination, whichever is the later date for which Indemnitee requests indemnification. The Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee’s entitlement to indemnification shall be made not later than ninety (90) days after the Company’s receipt of Indemnitee’s written request for such indemnification, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding.

(b) The Company shall be entitled to select the forum in which Indemnitee’s entitlement to indemnification will be heard; provided, however, that if there is a Change in Control of the Company, Independent Legal Counsel (as hereinafter defined) shall determine whether Indemnitee is entitled to indemnification. The forum shall be any one of the following:

(i) the stockholders of the Company;

(ii) a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum;

(iii) Independent Legal Counsel, whose determination shall be made in a written opinion; or

(iv) a panel of three (3) arbitrators, one selected by the Company, another by Indemnitee and the third by the first two arbitrators; or if for any reason three (3) arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select such arbitrator’s replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.

7. Specific Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding:

(a) To the extent that payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Company or an affiliate otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company;

(b) Provided there has been no Change in Control, for Liabilities in connection with Proceedings settled without the Company’s consent, which consent, however, shall not be unreasonably withheld;

(c) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any state statutory or common law; or

(d) To the extent it would be otherwise prohibited by law, if so established by a judgment or other final adjudication adverse to Indemnitee.

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

8. Fees and Expenses of Independent Legal Counsel or Arbitrators. The Company agrees to pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators should such Independent Legal Counsel or such arbitrators be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 6(b) of this Agreement, and to fully indemnify such Independent Legal Counsel or arbitrators against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

9. Remedies of Indemnitee.

(a) In the event that (i) a determination pursuant to Section 6 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in the Court of Chancery of the State of Delaware of the remedy sought. Alternatively, unless (x) the determination was made by a panel of arbitrators pursuant to Section 6(b)(iv) hereof, or (y) court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or arbitration award. In any such proceeding or arbitration, Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Company shall have the burden of proof to overcome that presumption.

(b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 9 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

(c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 6 hereof, or is deemed to have been made pursuant to Section 5 hereof or otherwise pursuant to the terms of this Agreement, the Company shall be bound by such determination in the absence of a misrepresentation or omission of a material fact by Indemnitee in connection with such determination.

(d) The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e) Expenses reasonably incurred by Indemnitee in connection with Indemnitee’s request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne by the Company when and as incurred by Indemnitee irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification.

10. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

11. Maintenance of Insurance. Upon the Company’s purchase of directors’ and officers’ liability insurance policies covering its directors and officers, then, subject only to the provisions within this Section 11, the Company agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Company, or both, or as an Agent of the Company, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the “Indemnification Period”), the Company will use all reasonable efforts to maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance from established and reputable insurers, providing, in all respects, coverage both in scope and amount which is no less favorable than that provided by such preexisting policies. Notwithstanding the foregoing, the Company shall not be required to maintain said policies of directors’ and officers’ liability insurance during any time period if during such period such insurance is not reasonably available or if it is determined in good faith by the then directors of the Company either that:

(a) The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

(b) The protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Company shall choose to continue to maintain any policies of directors’ and officers’ liability insurance during the Indemnification Period, the Company shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (unless such insurance shall be less favorable to Indemnitee than the Company’s existing policies).

12. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Company’s rights. If such omission does prejudice the Company’s rights, the Company will be relieved from liability only to the extent of such prejudice. Notwithstanding the foregoing, such omission will not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense; and

(b) The Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee with respect to such Proceeding. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i) the employment of counsel by Indemnitee has been authorized by the Company;

(ii) Indemnitee shall have reasonably concluded that counsel engaged by the Company may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

(iii) the Company shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Company.

(c) The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement.

15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) delivered by facsimile with telephone confirmation of receipt or (c) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i) If to Indemnitee, to the address or facsimile number set forth on the signature page hereto.

(ii) If to the Company, to:

PortalPlayer, Inc.

3255 Scott Boulevard, Bldg. 1

Santa Clara, CA 95054

Attn: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

16. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Company’s Certificate of Incorporation or bylaws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

17. Certain Definitions.

(a) “Agent” shall mean any person who is or was, or who has consented to serve as, a director, officer, employee, agent, fiduciary, joint venturer, partner, manager or other official of the Company or a subsidiary or an affiliate of the Company, or any other entity (including without limitation, an employee benefit plan) either at the request of, for the convenience of, or otherwise to benefit the Company or a subsidiary of the Company.

(b) “Change in Control” shall mean the occurrence of any of the following:

(i) Both (A) any “person” (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least twenty percent (20%) of the total voting power represented by the Company’s then outstanding voting

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

securities and (B) the beneficial ownership by such person of securities representing such percentage has not been approved by a majority of the “continuing directors” (as defined below);

(ii) Any “person” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;

(iii) A change in the composition of the Board of Directors occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either (A) had been directors of the Company on the “look-back date” (as defined below) (the “Original Directors”) or (B) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority in the aggregate of the Original Directors who were still in office at the time of the election or nomination and directors whose election or nomination was previously so approved (the “continuing directors”);

(iv) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, if such merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or less of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(v) The stockholders of the Company approve (A) a plan of complete liquidation of the Company or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of Subsection (i) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company or (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

For purposes of Subsection (iii) above, the term “look-back date” shall mean the later of (x) the Effective Date and (y) the date twenty-four (24) months prior to the date of the event that may constitute a “Change in Control.”

Any other provision of this Section 17(b) notwithstanding, the term “Change in Control” shall not include a transaction, if undertaken at the election of the Company, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

(c) “Disinterested Director” shall mean a director of the Company who is not or was not a party to or otherwise involved in the Proceeding in respect of which indemnification is being sought by Indemnitee.

(d) “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Company or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(e) “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 6 hereof and either (1) a final adjudication in the Court of Chancery of the State of Delaware or decision of an arbitrator pursuant to Section 9(a) hereof shall have denied

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

Indemnitee’s right to indemnification hereunder, or (2) Indemnitee shall have failed to file a complaint in a Delaware court or seek an arbitrator’s award pursuant to Section 9(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 5 hereof.

(f) “Independent Legal Counsel” shall mean a law firm or a member of a firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), that neither is presently nor in the past five (5) years has been retained to represent: (i) the Company or any of its subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g) “Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(h) “Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, that is associated with Indemnitee’s being an Agent of the Company.

18. Binding Effect; Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

19. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to conflict of laws rules.

21. Consent to Jurisdiction. The Company and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

22. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 16 hereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Indemnitee has executed this Agreement as of the date first above written.

PORTALPLAYER, INC., a Delaware corporation

By

Print Name

Title

INDEMNITEE

Signature

Print Name

Address

Telephone

Facsimile

E-mail

PORTALPLAYER, INC.

INDEMNIFICATION AGREEMENT